EXHIBIT 3.1(i)

                                                   Corporate Control No. 0287284


                              ARTICLES OF AMENDMENT
                                       OF
                                   CHARTER OF
                        VERITAS MUSIC ENTERTAINMENT, INC.
                (Pursuant to the provisions of Section 48-20-106
                   of the Tennessee Business Corporation Act)


     The undersigned, duly authorized to act on behalf of the above-referenced corporation, hereby certifies the following:

     1. The name of the corporation is:
        Veritas Music Entertainment, Inc.

     2. The Board of Directors and stockholders of the corporation have approved and ratified the following amendment to the corporation's charter:

          Section 1 of the corporation's Charter is hereby deleted in its entirety, and is hereby replaced with the following:

          "1.  The name of the corporation is: Imprint Records, Inc."

     3. The above amendment to the corporation's Charter was duly adopted by the corporation's Board of Directors on April 23, 1996, and duly adopted by the corporation's stockholders at the 1996 annual meeting, held June 28, 1996.

Dated:  June 28, 1996


                                    Veritas Music Entertainment, Inc.


                                    By: /s/ Roy W. Wunsch
                                        -----------------------------
                                            Roy W. Wunsch
                                            Chairman and Chief
                                              Executive Officer